Exhibit 8

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP
                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. , SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900


                                November 16, 2001


Gulf Power Company
One Energy Place
Pensacola, Florida  32520

         Re:  Gulf Power Capital Trust III Trust Preferred Securities

Ladies and Gentlemen:

         We are acting as counsel to Gulf Power Company in connection with the issuance by Gulf Power Capital Trust III (the "Trust") of 1,200,000 7.375% Trust Preferred Securities (the "Preferred Securities"). In that connection, reference is made to (i) the registration statement under the Securities Act of 1933, as amended (the "Act"), of Gulf Power Company, the Trust and Gulf Power Capital Trust IV on Form S-3 (Registration Nos. 333-59942, 59942-01 and 59942-02) filed with the Securities and Exchange Commission (the "Commission") on May 1, 2001, and declared effective by the Commission on June 1, 2001 (the "Registration Statement"), (ii) the prospectus dated June 1, 2001 (the "Prospectus") included in the Registration Statement, (iii) the preliminary prospectus supplement, subject to completion, dated November 7, 2001 and (iv) the prospectus supplement dated November 8, 2001 (the "Final Supplemented Prospectus") relating to the Preferred Securities. Capitalized terms not otherwise defined herein shall have the meaning specified in the Prospectus and the Final Supplemented Prospectus.

         We have examined the Prospectus, the Final Supplemented Prospectus and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that the Preferred Securities will be issued in accordance with the operative documents described in the Prospectus and the Final Supplemented Prospectus.

         Based on the foregoing, we are of the opinion that the statements of law and legal conclusions contained in the Final Supplemented Prospectus set forth under the caption "Certain Federal Income Tax Considerations" are correct in all material respects.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Federal Income Tax Considerations" in the Prospectus Supplement. In giving the foregoing consent, we do not


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November 16, 2001
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hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      /s/Troutman Sanders LLP

                                      TROUTMAN SANDERS LLP